Exhibit 99.1

INDEPENDENT ACCOUNTANT’S REPORT

Board of Directors

The Standard Register Company

Dayton, Ohio

We have reviewed the accompanying consolidated balance sheet of The Standard Register Company and subsidiaries as of September 28, 2003 and the related consolidated statements of income and comprehensive income for the thirteen and thirty-nine week periods ended September 28, 2003 and September 29, 2002 and the related statements of cash flows for the thirty-nine weeks ended September 28, 2003 and September 29, 2002.  These financial statements are the responsibility of the Company's management.

We conducted our reviews in accordance with standards established by the American Institute of Certified Public Accountants.  A review of interim financial information consists principally of applying analytical procedures to financial data and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with auditing standards generally accepted in the United States of America, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based upon our reviews, we are not aware of any material modifications that should be made to the accompanying consolidated financial statements referred to above for them to be in conformity with accounting principles generally accepted in the United States of America.

We have previously audited, in accordance with auditing standards generally accepted in the United States of America, the consolidated balance sheet of The Standard Register Company and subsidiaries as of December 29, 2002, and the related consolidated statements of income and comprehensive income, shareholders’ equity, and cash flows for the year then ended (not presented herein); and in our report dated March 12, 2003, we expressed an unqualified opinion on those financial statements.  In our opinion, the information set forth in the accompanying consolidated balance sheet as of December 29, 2002 is fairly stated, in all material respects.

/S/

BATTELLE & BATTELLE LLP

BATTELLE & BATTELLE LLP

October 23, 2003